Exhibit 99.1

Limited Brands, Inc. Launches Tender Offers for 6 1/8% Notes due 2012 and 5 1/4% Notes due 2014 and Announces Proposed $300 Million Senior Notes Offering due 2020

COLUMBUS, OH, April 20, 2010 – Limited Brands, Inc. (NYSE: LTD) (“Limited Brands”) announced today that it is offering to sell $300 million aggregate principal amount of senior notes due 2020 (the “2020 Notes”) in a public offering underwritten by Banc of America Securities LLC, as lead book-running manager and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as joint book-running managers. The 2020 Notes will be guaranteed by certain of Limited Brands’ subsidiaries.

Limited Brands intends to use proceeds from the offering of the 2020 Notes to purchase any and all of its $191.5 million outstanding 6 1/8% Notes due 2012, (the “2012 Notes”) and a portion of its $500 million outstanding 5 1/4% Notes due 2014, (the “2014 Notes” and, together with the 2012 Notes, the “Notes”) in two separate cash tender offers (the “Tender Offers”) in an aggregate principal amount equal to $300 million (the “Tender Cap”). Proceeds from the offering of the 2020 Notes not spent on purchasing the Notes may be used for general corporate purposes and the repayment of other indebtedness.

Since January 31, 2009, Limited Brands has repaid or refinanced over $800 million in debt maturing in 2012. This transaction allows us to further extend our maturity profile by refinancing another $300 million of debt maturing in 2012 and 2014.

The Tender Offers consist of two offers, both commencing today. The first offer is for the purchase of any and all of the 2012 Notes (the “Any and All Offer”). The second offer is for the purchase of the 2014 Notes (the “Maximum Tender Offer”) in an aggregate principal amount of the Tender Cap remaining following the purchase of the 2012 Notes in the Any and All Offer. Both offers will expire at 12:00 midnight, New York City time, on May 17, 2010, unless such date is extended or the tender offer is earlier terminated (the “Any and All Offer Expiration Date” and the “Maximum Tender Offer Expiration Date,” as applicable). The Tender Offers are conditioned upon the consummation of the sale of the 2020 Notes in an aggregate principal amount on substantially the terms and subject to the conditions set forth in the Preliminary Prospectus Supplement, in each case, satisfactory to us, in our sole discretion.

Upon the terms and subject to the conditions of the Any and All Offer, holders who validly tender their 2012 Notes at or prior to 5:00 p.m., New York City time, on May 3, 2010 (the “Early Tender Date”), unless such date is extended or the applicable offer is terminated, will be entitled to receive $1,080, payable in cash, for each $1,000 principal amount of 2012 Notes accepted for payment, which amount includes an early tender payment of $30 per $1,000 principal amount. The Any and All Offer contemplates an early settlement option and holders whose 2012 Notes are tendered and accepted for purchase could receive payment as early as May 4, 2010.

Upon the terms and subject to the conditions of the Maximum Tender Offer, holders who validly tender their 2014 Notes at or prior to 5:00 p.m., New York City time, on May 3, 2010 (the “Early Tender Date”), unless such date is extended or the offer is terminated, will be entitled to receive $1,040, payable in cash, for each $1,000 principal amount of 2014 Notes accepted for payment, which amount includes an early tender payment of $30 per $1,000 principal amount. The Maximum Tender Offer does not contemplate an early settlement option.

Holders who validly tender their 2012 Notes after the Early Tender Date but on or prior to the Any and All Offer Expiration Date will receive $1,050 per $1,000 principal amount of 2012 Notes accepted for purchase. Holders who validly tender their 2014 Notes after the Early Tender Date but on or prior to the Maximum Tender Offer Expiration Date will receive $1,010 per $1,000 principal amount of 2014 Notes accepted for purchase. Holders of Notes accepted for purchase will also receive accrued and unpaid interest up to, but not including, the applicable settlement date. The Maximum Tender Offer is subject to proration in the event 2014 Notes are validly tendered in excess of the Tender Cap

The terms and conditions of the Tender Offers are set forth in the Offer to Purchase dated April 20, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal dated the same (the “Letter of Transmittal”). Limited Brands may amend, extend or terminate the Tender Offers.

This press release shall not constitute an offer to purchase or a solicitation of an offer to purchase with respect to any securities, including the 2012 Notes and the 2014 Notes. Any offer or solicitation with respect to the Tender Offers will be made only by means of the Offer to Purchase dated April 20, 2010. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

A registration statement relating to the offering of the 2020 Notes has been filed with the United States Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell nor an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of the 2020 Notes may be made only by means of a prospectus supplement and the accompanying prospectus.

For additional information regarding the terms of the Tender Offers, please contact the dealer manager for the Tender Offers, Banc of America Securities LLC, Debt Advisory Services, 214 N. Tryon Street, Charlotte, NC 28255, (888) 292-0070 (U.S. toll free) and (980) 388-9217 (collect). Requests for a copy of the Offer to Purchase and Letter of Transmittal can also be obtained from the information agent, D.F. King & Co., Inc. at (800) 848-3416 (U.S. toll-free) and (212) 269-5550 (collect).

For additional information regarding the terms of the offering of the 2020 Notes, please contact Banc of America Securities LLC, Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, NY 10001, toll-free at 1-800-294-1322, or from J.P. Morgan Securities Inc., 270 Park Avenue, New York 10017, collect at 1-212-834-4533, or from Citigroup Global Markets Inc., 390 Greenwich Street, New York, NY 10013, (212) 723-6020 (collect).

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates in 2,967 specialty stores. The company’s products are also available online at http://www.VictoriasSecret.com, http://www.BathandBodyWorks.com, http://www.HenriBendel.com and http://www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	general economic conditions, consumer confidence and consumer spending patterns;

•	the global economic crisis and its impact on our suppliers, customers and other counterparties;

•	the impact of the global economic crisis on our liquidity and capital resources;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	the seasonality of our business;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to expand into international markets;

•	independent licensees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•

market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•

consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance our brand image;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	our reliance on foreign sources of production, including risks related to:

•	political instability;

•	duties, taxes, and other charges on imports;

•	legal and regulatory matters;

•	volatility in currency and exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and related pricing impacts;

•	the disruption of imports by labor disputes; and

•	changing expectations regarding product safety due to new legislation

•	the possible inability of our manufacturers to deliver products in a timely manner or meet quality standards;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	self-insured risks;

•	our ability to implement and sustain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2009 Annual Report on Form 10-K.

3